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EXHIBIT 10.3

SECURITY AGREEMENT

    This SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this "Agreement") is made and entered into as of December 28, 2001 by U.S. SEARCH.COM INC., a Delaware corporation (the "Debtor") in favor of IRWIN R. PEARLSTEIN, DAVID PEARLSTEIN and CHERYL PEARLSTEIN-ENOS (collectively, the "Secured Parties").

RECITALS

    A> Pursuant to that certain Agreement and Plan of Merger, dated as of December 28, 2001, by and among the Debtor, US SEARCH Screening Services, Inc., a Delaware corporation (the "Acquiror"), Professional Resource Screening, Inc., a California corporation and the Secured Parties (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings given such terms in the Merger Agreement), the Debtor has agreed to pay to the Secured Parties cash in certain sums as set forth therein.

    B.  After consummating the transactions contemplated by the Merger Agreement, the Debtor will own all shares of the outstanding common stock of the Acquiror (the "Common Stock") and is willing to pledge such Common Stock to the Secured Parties to secure the payment by the Debtor of the Merger Consideration under the Merger Agreement.

    C.  It is a condition precedent to the obligation of the Secured Parties to consummate the transactions contemplated by the Merger Agreement that the Debtor shall have entered into this Agreement.

    D.  Debtor intends to pay the Merger Consideration to the Secured Parties in accordance with the terms of the Merger Agreement, and Debtor does not intend to take or omit any action, or cause or allow any action to be taken or omitted, which would reasonably be expected to constitute an Event of Default under this Agreement.

AGREEMENT

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees with Secured Parties and grants as follows:

    Section 1.  Grant of Security Interest.  The Debtor hereby pledges and grants to Secured Parties a security interest in all of the Common Stock now owned or hereafter acquired by the Debtor, the certificates representing such Common Stock and all proceeds thereof (collectively, the "Collateral"), provided that all dividends, cash, instruments, chattel paper and other rights, property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral shall remain the property of the Debtor except during an ongoing Event of Default.

    Section 2.  Security for Performance.  This Agreement (and all of the Collateral) secures the payment of the Merger Consideration payable to the Secured Parties pursuant to the Merger Agreement (the "Secured Obligations").

    Section 3.  Preparation of Financing Statement.  Concurrently with the closing of the transactions contemplated by the Merger Agreement, the Debtor shall prepare and deliver for filing to the Secured Parties a financing statement on Form UCC-1 for filing in the Office of the Secretary of State of the State of Delaware (the "Financing Statement"). Additionally, the Debtor will execute any and all further amendments, assignments, documents and financing statements and take any and all further actions that the Secured Parties may reasonably request from time to time in order to perfect or continue the security interest of the Secured Parties in the Collateral or otherwise carry out the purposes and intent of this Agreement; provided that the Debtor shall not be required to deliver to the Secured Parties the certificates representing the Common Stock constituting part of the Collateral.

    Section 4.  Perfection of the Security Interest.  The Debtor represents and warrants to the Secured Parties that upon the filing of the Financing Statement with the Secretary of State of the State of Delaware the security interest in the Collateral in favor of the Secured Parties securing the Secured Obligations will be perfected to the extent a security interest in the Collateral can be perfected by the filing of a financing statement.

    Section 5.  Administration of Security.  The following provisions shall govern the administration of the Collateral:

      (a) So long as no Event of Default shall have occurred and be continuing:

         (i) The Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose; and

        (ii) The Debtor shall be entitled to receive all cash dividends and other cash distributions paid or payable with respect to any of the Collateral.

      (b) Upon the occurrence and during the continuation of an Event of Default:

         (i) All rights of the Debtor to exercise the voting and other rights which it would otherwise be entitled to exercise and to receive the dividends which it would otherwise be authorized to receive and retain shall cease, and all such rights shall, upon written notice by the Secured Parties to the Debtor, become vested in the Secured Parties who shall thereupon have the sole right to exercise such voting and other rights and the sole right to receive and hold as Collateral such dividends (and, to the extent permissible under applicable law, apply them to any Secured Obligations then due and payable).

        (ii) All dividends which are received by the Debtor contrary to the provisions of paragraph (i) of this Section 5(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of the Debtor and shall be paid over promptly to the Secured Parties as Collateral in the same form as so received (with any necessary or requested endorsement).

      (c) At any time prior to the termination of this Agreement:

         (i) The Debtor will not, without the written consent of the Secured Parties, sell, contract to sell, lease, encumber or otherwise dispose of the Collateral.

        (ii) The Debtor will not waste or destroy the Collateral or any part of it.

        (iii) The Debtor will pay promptly prior to the imposition of any tax lien all taxes and assessments on the Collateral, or any part of the Collateral or for its use and operation.

    Section 6.  Defaults.  The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Agreement:

      (a) The Debtor fails to make any payment of the Merger Consideration required pursuant to the Merger Agreement and fails to cure such default within thirty (30) days after receipt of written notice from the Secured Parties that such payment is due;

      (b) There is a seizure or attachment of, or a levy on, the Collateral or if, for any reason, the security interest hereby granted by the Debtor to the Secured Parties is impaired or removed, or, except as provided in Section 5(a) above and except for nonconsensual liens, rights or security interests arising by operation of law, becomes subordinate to any other lien, right, or security interest in the Collateral;

      (c) The Debtor is dissolved or becomes insolvent or generally unable to meet its debts as they mature;

      (d) The Debtor commences any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors or makes any general assignment for the benefit of its creditors;

      (e) The Debtor fails to obtain dismissal, within ninety (90) days after commencement thereof, of any bankruptcy, insolvency, or reorganization proceeding or other proceeding for relief under any bankruptcy law, including, without limitation, the federal bankruptcy code, or any law for the relief of debtors, instituted against the Debtor by one or more third parties; or

      (f)  Any receiver, trustee or custodian is appointed by a court of competent jurisdiction to take possession of all or any substantial portion of the assets of the Debtor.

    Section 7.  Remedies upon an Event of Default.  If any Event of Default shall have occurred and be continuing:

      (a) The Secured Parties may exercise in respect of all or any of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them at law or in equity or otherwise, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of California at that time (whether or not the Code is applicable to the Collateral). The Secured Parties hereby agree to comply fully with all federal securities laws, including without limitation the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and all applicable state securities or "Blue Sky" laws in any foreclosure sale of the Collateral.

      (b) Any cash proceeds received by the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the discretion of the Secured Parties, may be applied in whole by the Secured Parties for their benefit against, all or any part of the Secured Obligations then due and payable. Any surplus of such cash or cash proceeds held by the Secured Parties and remaining after payment in full of, first, all costs and expenses of the Secured Parties in preserving and enforcing their rights hereunder, including but not limited to reasonable attorneys' fees, and second, all Secured Obligations then due and payable shall be held by the Secured Parties in a segregated, interest bearing account as additional Collateral securing the Secured Obligations, and, during an ongoing Event of Default, may be applied by the Secured Parties to any Secured Obligations then due and payable. Any surplus of such cash or cash proceeds held by the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over promptly to the Debtor or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

    Section 8.  Remedies Cumulative.  Each right, power and remedy of the Secured Parties provided in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Secured Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Secured Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Parties to exercise any such right, power or remedy shall operate as a waiver thereof.

    Section 9.  Release; Termination.  This Agreement shall terminate upon full and complete payment in full of all the Secured Obligations. The Secured Parties, at the time of such termination and upon the request of and at the expense of the Debtor will execute and deliver to the Debtor a proper instrument or instruments acknowledging the termination of this Agreement and a termination of the Financing Statement, in a form reasonably acceptable to the Debtor.

    Section 10.  Notices.  All notices required or permitted to be made hereunder shall be in accordance with the notice provisions of the Merger Agreement.

    Section 11.  Continuing Security Interest; Assignment of Merger Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until terminated pursuant to Section 9, (ii) be binding upon the Debtor, or its successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. The Debtor may not assign or transfer any of its rights, duties or obligations under this Agreement, without the prior written consent of the Secured Parties in their sole discretion; provided that the Debtor may assign its rights, duties or obligations under this Agreement solely to a permitted assignee of its rights, duties or obligations under the Merger Agreement. Any purported assignment or transfer in breach of this Section shall be of no force and effect.

    Section 12.  Waiver.  To the fullest extent the Debtor may lawfully so agree, the Debtor agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Collateral; the Debtor for itself and all who claim through it, so far as it now or hereafter lawfully may do so, hereby waives the benefit of all such laws, and all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety.

    Section 13.  Reinstatement.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Parties in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Secured Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Debtor or any substantial part of the Debtor's assets, or otherwise, all as though such payments had not been made.

    Section 14.  Severability.  If any provision or obligation of this Agreement should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

    Section 15.  Survival of Provisions.  All representations, warranties and covenants of the Debtor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment by the Debtor of the Secured Obligations.

    Section 16.  Headings Descriptive.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or construction or any provision of this Agreement.

    Section 17.  Entire Agreement.  This Agreement, together with the Merger Agreement and the other Transaction Documents (and the other agreements referred to therein), is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

    Section 18.  Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

    Section 19.  Governing Law.  This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, without regard to principles of conflicts of laws.

    Section 20.  Service of Process; Consent to Jurisdiction; Waiver of Jury Trial.

      (a)  Service of Process.  Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under California law.

      (b)  Consent to Jurisdiction; Waiver of Jury Trial.  Each party hereto irrevocably and unconditionally: (i) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Central District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of Los Angeles, California; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by applicable law, any right to have a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement and the other Transaction Documents.

    Section 21.  Amendments.  This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 22.  Reliance.  The Debtor shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order, instruction, direction or other document or conversation ("Information and Directions") believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Without limiting the foregoing, the Debtor shall be entitled to rely, and shall be fully protected in relying, on any Information and Directions provided by any Secured Party. The Debtor shall be entitled to deliver any Information and Directions, any Collateral or any documents or other instruments required to be delivered by the Debtor hereunder to the Secured Parties in accordance with the notice provisions of the Merger Agreement.

    Section 23.  Attorneys' Fees.  If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

[Signature page follows]

    IN WITNESS WHEREOF, this Security Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

DEBTOR:
U.S. SEARCH.COM INC.
By:	/s/ BRENT N. COHEN
Name:	Brent N. Cohen
Title:	Chief Executive Officer
SECURED PARTIES:
By:	/s/ IRWIN R. PEARLSTEIN IRWIN R. PEARLSTEIN
By:	/s/ DAVID PEARLSTEIN DAVID PEARLSTEIN
By:	/s/ CHERYL PEARLSTEIN-ENOS CHERYL PEARLSTEIN-ENOS

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  EXHIBIT 10.3
SECURITY AGREEMENT
RECITALS
AGREEMENT